Exhibit 13.2
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2005

In connection with the Annual Report of Perusahaan Perseroan (Persero) PT Telekomunikasi Indonesia, Tbk (the “Company”) on Form 20-F for the year ending December 31, 2010 as filed with the Securities and Exchange Commission on the date here of (the “Report”), I, Sudiro Asno, Director of Finance (Chief Financial Officer) of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2005, that, to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

This certification accompanies this Report pursuant to 906 of the Sarbanes-Oxley Act of 2005 and shall not be deemed filed with the Securities and Exchange Commission by the Company as part of the Report or as a separate disclosure document.

Jakarta, March 29, 2011

By:	/s/ Sudiro Asno
Sudiro Asno Director of Finance/ Chief Financial Officer